                        SHAREHOLDER RIGHTS PLAN AGREEMENT

                             DATED AS OF JUNE, 2007

                                     BETWEEN

                          OLYMPUS PACIFIC MINERALS INC.

                                       AND

                      COMPUTERSHARE INVESTOR SERVICES INC.

                                 AS RIGHTS AGENT

               TO BE APPROVED BY SHAREHOLDERS BY DECEMBER 25, 2007

                                TABLE OF CONTENTS

                                                                                              PAGE
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   1.5       Calculation of Number and Percentage of Beneficial Ownership of Outstanding

                                       -i-

                                TABLE OF CONTENTS
                                   (continued)

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                                      -ii-

                        SHAREHOLDER RIGHTS PLAN AGREEMENT

THIS SHAREHOLDER RIGHTS PLAN AGREEMENT is dated as of the 25th day of June,
2007

BETWEEN:

          OLYMPUS PACIFIC MINERALS INC., a company incorporated under the
          Business Corporations Act (British Columbia)

          (the "Corporation")

AND:

          COMPUTERSHARE INVESTOR SERVICES INC., a company existing under the laws of Canada

          (the "Rights Agent")

          WHEREAS the Board of Directors of the Corporation, in the exercise of their fiduciary duties to the Corporation, has determined that it is advisable and in the best interests of the Corporation to adopt a shareholder rights plan
(the "Rights Plan") to (a) ensure, to the extent possible, that all holders of the Common Shares (as hereinafter defined) of the Corporation and the Board of
Directors have adequate time to consider and evaluate any unsolicited bid for the Common Shares, (b) provide the Board of Directors with adequate time to identify, develop and negotiate value-enhancing alternatives, if considered appropriate, to any such unsolicited bid, (c) encourage the fair treatment of the Corporation's securityholders in connection with any Takeover Bid (as hereinafter defined) made for the Common Shares, and (d) generally to assist the
Board of Directors in enhancing shareholder value;

          AND WHEREAS the Board of Directors has determined that the Rights Plan should take effect immediately, but that its ongoing effectiveness should be subject to the approval of the "Independent Shareholders" (as hereinafter defined);

          AND WHEREAS in order to implement the Rights Plan, the Board of
Directors has authorized the issuance of:

     (a)  one right (a "RIGHT") effective at the Record Time (as hereinafter defined) in respect of each Common Share outstanding at the Record
          Time; and

     (b)  one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

          AND WHEREAS each Right entitles the Holder thereof, after the
Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

          AND WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation and the holders of Rights, and the Rights Agent has agreed to act on behalf of the Corporation and the holders of Rights in connection with the issuance, transfer, exchange and replacement of Rights
Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

                                       -2-

          NOW THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1       CERTAIN DEFINITIONS

          For purposes of this Agreement, the following terms have the meanings indicated:

     (a)  "ACQUIRING PERSON" shall mean any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares; provided, however, that the term "Acquiring Person" shall not include:

          (i)   the Corporation or any Subsidiary of the Corporation;

          (ii)  any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of one or any
                combination of:

                (A)  a Corporate Acquisition which, by reducing the number of
                     Voting Shares outstanding, increases the percentage of
                     Voting Shares Beneficially Owned by such Person to or above
                     20% or more of the Voting Shares then outstanding;

                (B)  an Exempt Acquisition;

                (C)  a Permitted Bid Acquisition;

                (D)  a Pro Rata Acquisition; or

                (E)  a Convertible Security Acquisition;

                provided, however, that if a Person becomes the Beneficial Owner of 20% or more of the Voting Shares then outstanding by reason of one or any combination of a Corporate Acquisition, an Exempt
                Acquisition, a Permitted Bid Acquisition, a Pro Rata Acquisition
                or a Convertible Security Acquisition, and thereafter becomes the Beneficial Owner of any additional Voting Shares (other than pursuant to any one or a combination of a Corporate Acquisition, an Exempt Acquisition, a Permitted Bid Acquisition, a Pro Rata
                Acquisition or a Convertible Security Acquisition), then as of the date such Person becomes the Beneficial Owner of such
                additional Voting Shares, such Person shall become an Acquiring
                Person;

          (iii) a Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares determined as at the Record Time (a
                "GRANDFATHERED PERSON"); provided, however, that this exemption shall not be, and shall cease to be, applicable to a
                Grandfathered Person in the event that such Grandfathered Person shall, after the Record Time, become the Beneficial Owner of any
                Voting Shares not Beneficially Owned by such Person as at the
                Record Time (other than through any one or any combination of a
                Corporate Acquisition, an Exempt

                                       -3-

                Acquisition, a Permitted Bid Acquisition, a Pro Rata Acquisition
                or a Convertible Security Acquisition);

          (iv)  a Subsequent Grandfathered Person, provided, however, that this exemption shall not be, and shall cease to be, applicable to a
                Subsequent Grandfathered Person in the event that such
                Subsequent Grandfathered Person shall, after the completion of the transaction pursuant to which such Person became a
                Subsequent Grandfathered Person, become the Beneficial Owner of any additional Voting Shares (other than through any one or any combination of a Corporate Acquisition, an Exempt Acquisition, a
                Permitted Bid Acquisition, a Pro Rata Acquisition or a
                Convertible Security Acquisition);

          (v)   for a period of ten days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial
                Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on clause (iv) of the definition of Beneficial Owner solely because such Person makes or announces an intention to make a Take-over
                Bid in respect of Voting Shares and/or Convertible Securities either alone or by acting jointly or in concert with any other
                Person. For the purposes of this definition, "DISQUALIFICATION
                DATE" means the first date of a public announcement of facts indicating that any Person is making or intends to make a
                Take-over Bid, either alone, through such Person's Affiliates or
                Associates or by acting jointly or in concert with any other
                Person; or

          (vi)  an underwriter or member of a banking or selling group that acquires Voting Shares from the Corporation in connection with a distribution of securities of the Corporation pursuant to a prospectus or by way of private placement;

     (b)  "AFFILIATE" when used to indicate a relationship with a Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person;

     (c)  "AGREEMENT" means this agreement as amended, modified or supplemented from time to time; "HEREOF", "HEREIN", "HERETO" and similar expressions mean and refer to this shareholder rights plan agreement as a whole and not to any particular part of this Agreement;

     (d)  "ASSOCIATE", when used to indicate a relationship with a specified
          Person, shall mean (a) any corporation of which such Person beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such corporation for the time being outstanding, (b) any partner of that Person, (c) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, (d) a spouse of such specified
          Person, (e) any Person of either sex with whom such specified Person is living in conjugal relationship outside marriage or (f) any relative of such specified Person or of Person mentioned in clauses
          (d) or (e) of this definition if that relative has the same residence as the specified Person;

                                       -4-

     (e)  a Person shall be deemed the "BENEFICIAL OWNER" of, and to have
          "BENEFICIAL OWNERSHIP" of, and to "BENEFICIALLY OWN":

          (i)   any securities as to which such Person or any of such Person's
                Affiliates or Associates is the owner at law or in equity
                including, for greater certainty, pursuant to section 90 of the
                Securities Act (Ontario);

          (ii)  any securities as to which such Person or any of such Person's
                Affiliates or Associates has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to Convertible Securities, or pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing (other than (x) customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a distribution of securities pursuant to a prospectus or by way of private
                placement and (y) pledges of securities in the ordinary course of business of the lender granted as security for bona fide indebtedness) or otherwise;

          (iii) any securities to which such Person or any of such Person's
                Affiliates or Associates has the right to vote, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement,
                arrangement, pledge or understanding, whether or not in writing
                (other than pursuant to pledges of securities in the ordinary course of business of the lender granted as security for bona fide indebtedness) or otherwise; provided, however, that this paragraph (iii) shall not apply to a right to vote arising under any agreement, arrangement or understanding among or between holders of Voting Shares where no Person, whether alone or together with any of such Person's Affiliates or Associates or any other Person with whom such Person or any of such Person's
                Affiliates or Associates is acting jointly or in concert, is in a position to exercise de jure or de facto control of the
                Corporation as a result of such agreement, arrangement or
                understanding; and

          (iv)  any securities which are Beneficially Owned within the meaning of clauses (i), (ii) and (iii) of this definition by any other
                Person with whom such Person is acting jointly or in concert with respect to the Corporation or any of its securities or assets;

          provided, however, that a Person shall not be deemed the "Beneficial
          Owner" of, or to have "Beneficial Ownership" of, or to "Beneficially
          Own", any security:

          (v)   by reason of such security having been deposited or tendered pursuant to any Take-over Bid made by such Person or any of such
                Person's Affiliates or Associates or any other Person referred to in clause (iv) of this definition until the earlier of such deposited or tendered security being accepted unconditionally for payment or exchange or being taken up or paid for;

                                       -5-

          (vi)  where such Person, any of such Person's Affiliates or Associates or any other Person referred to in clause (iv) of this
                definition holds such security provided that:

                (A)  the ordinary business of any such Person (the "INVESTMENT
                     MANAGER") includes the management of investment funds for
                     others (which others, for greater certainty, may include or be limited to one or more employee benefit plans or pension plans) and includes the acquisition or holding of
                     securities for a nondiscretionary account of a Client (as
                     defined below) by a dealer or broker registered under
                     applicable securities laws to the extent required and such security is held by the Investment Manager in the ordinary course of such business in the performance of such
                     Investment Manager's duties for the account of any other
                     Person (a "CLIENT");

                (B)  such Person (the "TRUST COMPANY") is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar
                     capacity in relation to the estates of deceased or
                     incompetent Persons (each an "ESTATE ACCOUNT") or in
                     relation to other accounts (each an "OTHER ACCOUNT") and
                     holds such security in the ordinary course of such duties
                     for the estate of any such deceased or incompetent Person
                     or for such other accounts;

                (C)  such Person (the "STATUTORY BODY") is established by
                     statute for purposes that include, and the ordinary
                     business or activity of such Person includes, the
                     management of investment funds for employee benefit plans, pension plans, insurance plans or various public bodies and the Statutory Body holds such security in the ordinary
                     course of and for the purposes of the management of such
                     investment funds;

                (D)  such person (the "ADMINISTRATOR") is the administrator or trustee of one or more pension funds or plans (a "PLAN")
                     registered under the laws of Canada or any Province thereof or the corresponding laws of the jurisdiction by which such
                     Plan is governed and the Administrator holds such security for the purposes of its activities as such; or

                (E)  such Person is a Crown agent or agency;

                but only if the Investment Manager, the Trust Company, the
                Statutory Body, the Administrator or the Crown agent or agency, as the case may be, (A) did not acquire and does not
                Beneficially Own or hold such security for the purpose of or with the effect of changing or influencing the control of the issuer thereof, either alone or acting jointly or in concert with any other Person, or in connection with or as a participant in any transaction having that purpose or effect, (B) is not then making a Takeover Bid in respect of securities of the
                Corporation or has not then announced an intention to make a
                Take-over Bid in respect of securities of the Corporation and
                (C) is not then acting jointly or in concert with any other
                Person who is making a Take-over Bid or who has announced an intention to make a Take-over Bid, other than an Offer to
                Acquire Voting Shares or other securities of the Corporation (1)
                pursuant to a distribution by the Corporation or (2) by means of a Permitted Bid or a Competing Permitted Bid, or (3) by means of

                                       -6-

                ordinary market transactions (including prearranged trades entered into in the ordinary course of the business of such
                Person) executed through the facilities of a stock exchange or organized over-the-counter market;

          (vii) because such Person is

                (A)  a Client of or has an account with the same Investment
                     Manager as another Person on whose account the Investment
                     Manager holds such security,

                (B)  an Estate Account or an Other Account of the same Trust
                     Company as another Person on whose account the Trust
                     Company holds such security; or

                (C)  a Plan with the same Administrator as another Plan on whose account the Administrator holds such security;

          (viii) where such Person is

                (A)  a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manager;

                (B)  an Estate Account or an Other Account of a Trust Company
                     and such security is owned at law or in equity by the Trust
                     Company; or

                (C)  a Plan and such security is owned at law or in equity by the Administrator of the Plan; or

          (ix)  where such Person is the registered holder of securities as a result of carrying on the business of or acting as a nominee of the securities depository;

     (f)  "BOARD OF DIRECTORS" shall mean the board of directors of the
          Corporation, as constituted from time to time;

     (g)  "BUSINESS CORPORATIONS ACT" shall mean the Business Corporations Act
          (British Columbia), S.B.C. 2002, c.27, as amended, and the regulations made thereunder and any comparable or successor laws or regulations thereto;

     (h)  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Vancouver are authorized or obligated by law to close;

     (i)  "CANADIAN DOLLAR EQUIVALENT" of any amount which is expressed in
          United States dollars shall mean, on any date, the Canadian dollar equivalent of such amount determined by multiplying such amount by the
          U.S.-Canadian Exchange Rate in effect on such date;

     (j)  "CLOSE OF BUSINESS" on any given date shall mean the time on such date
          (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Common Shares in Vancouver (or, after the Separation Time, the office of the Rights Agent in Vancouver) is closed to the public;

                                       -7-

     (k)  "COMMON SHARES" shall mean the common shares in the capital of the
          Corporation and any other share of the Corporation into which such shares may be sub-divided, consolidated, re-classified or changed;

     (l)  "COMPETING PERMITTED BID" shall mean a Take-over Bid that:

          (i)   is made after a Permitted Bid has been made and prior to the expiry of that Permitted Bid (in this definition, the "PRIOR
                BID");

          (ii)  satisfies all the components of the definition of a Permitted
                Bid except the requirements set out in clause (ii) of that definition; and

          (iii) contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified
                condition that no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the date that is no earlier than the later of: (i) 35 days (or such other minimum period of days as may be prescribed by the
                Securities Act (Ontario)) after the announcement of such
                Competing Permitted Bid; and (ii) the 60th date after the date on which the earliest Permitted Bid which preceded the Competing
                Permitted Bid was made and then only if at that date more than
                50% of the then outstanding Voting Shares held by Independent
                Shareholders have been deposited or tendered pursuant to such
                Take-over Bid and not withdrawn;

     (m)  "CONTROLLED": a Person is considered to be "controlled" by another
          Person or two or more Persons if:

          (i)   in the case of a Person other than a partnership or a limited partnership, including, without limitation, a corporation or body corporate:

                (A)  securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of
                     directors of such Person are held, directly or indirectly, by or on behalf of the other Person or Persons; and

                (B)  the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such Person;

          (ii)  in the case of a partnership other than a limited partnership, more than 50% of the interests in such partnership are held by the other Person or Persons; and

          (iii) in the case of a limited partnership, the other Person or each of the other Persons is a general partner of the limited
                partnership,

          and "CONTROLS", "CONTROLLING" and "UNDER COMMON CONTROL WITH" shall be interpreted accordingly;

     (n)  "CONVERTIBLE SECURITIES" shall mean at any time any securities issued by the Corporation (including rights, warrants and options but excluding the Rights) carrying any purchase, exercise, conversion or exchange rights, pursuant to which the holder thereof may acquire
          Voting Shares or other securities convertible into or exercisable or exchangeable for Voting Shares (in each case, whether such right is exercisable immediately or after a specified period and whether or not on conditions or the happening of any contingency);

                                       -8-

     (o)  "CONVERTIBLE SECURITY ACQUISITION" shall mean the acquisition of
          Voting Shares upon the exercise of Convertible Securities acquired by a Person pursuant to a Permitted Bid Acquisition, an Exempt
          Acquisition or a Pro Rata Acquisition;

     (p)  "CO-RIGHTS AGENTS" shall have the meaning ascribed thereto in subsection 4.1(a);

     (q)  "CORPORATE ACQUISITION" shall mean an acquisition or a redemption of
          Voting Shares by the Corporation which by reducing the number of
          Voting Shares outstanding increases the proportionate number of Voting
          Shares Beneficially Owned by any Person;

     (r)  "ELECTION TO EXERCISE" shall have the meaning attributed thereto in subsection 2.2(d)(ii);

     (s)  "EXEMPT ACQUISITION" shall mean an acquisition of Voting Shares or
          Convertible Securities:

          (i)   in respect of which the Board of Directors has waived the
                application of section 3.1 pursuant to the provisions of section
                5.2 or which was made on or prior to the Record Time; or

          (ii)  pursuant to a distribution of Voting Shares or Convertible
                Securities (and the conversion or exchange of such Convertible
                Securities) made by the Corporation pursuant to a prospectus, private placement or other distribution made by the Corporation exempt from the prospectus requirements of applicable law;

     (t)  "EXERCISE PRICE" shall mean, as of any date, the price at which a
          Holder may purchase the securities issuable upon exercise of one whole
          Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall be $10.00;

     (u)  "EXPIRATION TIME" shall mean the earlier of:

          (i)   the Termination Time;

          (ii)  the termination of the third annual meeting of the shareholders of the Corporation occurring after the date of ratification of this Agreement pursuant to section 5.15 hereof if the
                continuation of the Rights Plan is not submitted to holders of
                Voting Shares for their approval at such meeting or, if so submitted, is not approved by a majority of the votes cast by
                Independent Shareholders present or represented by proxy; and

          (iii) the close of the third annual meeting of shareholders of the
                Corporation occurring after the date of approval of the
                continuation of the Rights Plan pursuant to paragraph (ii) above or this paragraph (iii) if the continuation of the Rights Plan is not submitted to holders of Voting Shares for their approval at such meeting or, if so submitted, is not approved by a
                majority of the votes cast by Independent Shareholders present or represented by proxy;

     (v)  "FLIP-IN EVENT" shall mean a transaction in or pursuant to which any
          Person becomes an Acquiring Person;

                                       -9-

     (w)  "HOLDER" of any Rights, unless the context otherwise requires, shall mean the registered holder of such Rights (or, prior to the Separation
          Time, of the associated Common Shares);

     (x)  "INDEPENDENT SHAREHOLDERS" shall mean the holders of Voting Shares other than:

          (i)   any Acquiring Person;

          (ii)  any Grandfathered Person;

          (iii) any Offeror;

          (iv)  any Associate or Affiliate of such Acquiring Person, such
                Grandfathered Person or such Offeror;

          (v)   any Person acting jointly or in concert with such Acquiring
                Person, such Grandfathered Person or such Offeror; and

          (vi)  any employee benefit plan, stock purchase plan, deferred profit sharing plan and any other similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the
                Corporation, unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a
                Takeover Bid;

     (y)  "MARKET PRICE" per security of any securities on any date of determination shall mean the average of the daily closing prices per security of such securities (determined as described below) on each of the 20 consecutive Trading Days ending on the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any such Trading Day not to be fully comparable with the closing price on such date of determination (or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day), each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 2.3 hereof in order to make it fully comparable with the closing price on such date of determination (or, if the date of determination is not
          Trading Day, on the immediately preceding Trading Day). The closing price per security of any securities on any date shall be:

          (i)   the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices for each such security on such date, as reported by the principal stock exchange in Canada on which such securities are listed or admitted to trading;

          (ii)  if for any reason none of such prices described in (i) above is available for such day or the securities are not listed or admitted to trading on a Canadian stock exchange, the last sale price or, if such price is not available, the average of the closing bid and asked prices, for each such security on such date, as reported by such other securities exchange on which such securities are listed or admitted to trading;

                                      -10-

          (iii) if for any reason none of such prices described in (ii) above is available for such day or the securities are not listed or admitted to trading on a Canadian stock exchange or other
                securities exchange, the last sale price, or if no sale takes place, the average of the high bid and low asked prices for each such security on such date in the over-the-counter market, as quoted by any reporting system then in use (as determined by the
                Board of Directors); or

          (iv)  if for any such date none of such prices described in (iii)
                above is available or the securities are not listed or admitted to trading on a Canadian stock exchange or any other securities exchange and are not quoted by any such reporting system, the average of the closing bid and asked prices for such date as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors,

          provided, however, that if on any such date none of such prices is available, the closing price per security of such securities on such date shall mean the fair value per security of such securities on such date as determined in good faith by a nationally or internationally recognized firm of investment dealers or investment bankers selected by the Board of Directors. The Market Price shall be expressed in
          Canadian dollars and, if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in
          United States dollars, such amount shall be translated into Canadian dollars on such date at the Canadian Dollar Equivalent thereof;

     (z)  "1933 SECURITIES ACT" shall mean the United States Securities Act of
          1933, as amended, and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto;

     (aa) "1934 EXCHANGE ACT" shall mean the United States Securities Exchange
          Act of 1934, as amended, and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto;

     (bb) "NOMINEE" shall have the meaning ascribed thereto in subsection
          2.2(c);

     (cc) "OFFER TO ACQUIRE" shall include:

          (i)   an offer to purchase, a public announcement of an intention to make an offer to purchase, or a solicitation of an offer to sell, Voting Shares, and

          (ii)  an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited; or any combination
                thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell;

     (dd) "OFFEROR" shall mean a Person who has announced an intention to make or who has made a Take-over Bid;

     (ee) "OFFEROR'S SECURITIES" shall mean Voting Shares Beneficially Owned by an Offeror, on the date of an Offer to Acquire;

                                      -11-

     (ff) "PERMITTED BID" shall mean a Take-over Bid made by an Offeror that is made by means of a take-over bid circular and which also complies with the following additional provisions:

          (i)   the Take-over Bid is made to all holders of Voting Shares as registered on the books of the Corporation, other than the
                Offeror, for all Voting Shares held by them;

          (ii)  the Take-over Bid contains, and the take-up and payment for securities tendered or deposited thereunder is subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the date which is not less than 60 days after the date of the Take-over Bid; and only if at such date more than 50% of the Voting Shares held by Independent
                Shareholders shall have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

          (iii) the Take-over Bid contains an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn, Voting
                Shares may be deposited pursuant to such Take-over Bid at any time during the period of time between the date of the Take-over
                Bid and the date on which the Voting Shares subject to the
                Take-over Bid may be taken up and paid for and that any Voting
                Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

          (iv)  the Take-over Bid contains an irrevocable and unqualified provision that if, on the date on which Voting Shares may be taken up and paid for, more than 50% of the Voting Shares held by Independent Shareholders shall have been deposited or
                tendered pursuant to the Take-over Bid and not withdrawn, the
                Offeror will make a public announcement of that fact and the
                Take-over Bid will remain open for deposits and tenders of
                Voting Shares for not less than 10 Business Days from the date of such public announcement;

     (gg) "PERMITTED BID ACQUISITIONS" shall mean acquisitions of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid;

     (hh) "PERSON" shall include any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal
          representative, government, governmental entity or authority, body corporate, corporation, incorporated or unincorporated organization, syndicate or other entity;

     (ii) "PRO RATA ACQUISITION" shall mean an acquisition by a Person of Voting
          Shares or Convertible Securities:

          (i)   as a result of a stock dividend, a stock split or other event in respect of securities of the Corporation of one or more
                particular classes or series pursuant to which a Person becomes the Beneficial Owner of Voting Shares or Convertible Securities
                on the same pro rata basis as all other holders of securities of the particular class, classes or series;

          (ii)  pursuant to any regular dividend reinvestment plan or other plan made available by the Corporation to holders of its securities where such plan permits the holder to direct that some or all of: (A) dividends paid in respect of shares of any class

                                      -12-

                of the Corporation, (B) proceeds of redemption of shares of the
                Corporation, (C) interest paid on evidences of indebtedness of the Corporation, or (D) optional cash payments be applied to the purchase from the Corporation of further securities of the
                Corporation;

          (iii) pursuant to the receipt and/or exercise by the Person of rights
                (other than the Rights) issued by the Corporation to all of the holders of a series or class of Voting Shares on a pro-rata basis to subscribe for or purchase Voting Shares or Convertible
                Securities, provided that such rights are acquired directly from the Corporation and not from any other Person; or

          (iv)  pursuant to a plan of arrangement, amalgamation or other statutory procedure requiring shareholder approval;

     (jj) "RECORD TIME" shall mean 12:01 a.m. (Vancouver time) on the date of this Agreement;

     (kk) "REDEMPTION PRICE" shall have the meaning attributed thereto in subsection 5.1(a);

     (ll) "REGULAR PERIODIC CASH DIVIDEND" shall mean cash dividends paid in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

          (i)   200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

          (ii)  300% of the arithmetic mean of the aggregate amounts of the annual cash dividends declared payable by the Corporation on its
                Common Shares in its three immediately preceding fiscal years;
                and

          (iii) 100% of the aggregate consolidated net income of the
                Corporation, before extraordinary items, for its immediately preceding fiscal year;

     (mm) "RIGHTS" shall mean the herein described rights to purchase securities pursuant to the terms and subject to the conditions set forth herein;

     (nn) "RIGHTS CERTIFICATE" shall have the meaning attributed thereto in clause 2.2(c)(i);

     (oo) "RIGHTS REGISTER" shall have the meaning ascribed thereto in subsection 2.6(a);

     (pp) "SECURITIES ACT (ONTARIO)" shall mean the Securities Act, R.S.O. 1990,
          c. S.5, and the rules and regulations thereunder, each as may be amended from time to time, and any comparable or successor laws, rules or regulations thereto;

     (qq) "SEPARATION TIME" shall mean, subject to section 5.2, the close of business on the tenth Trading Day after the earliest of:

          (i)   the Stock Acquisition Date;

          (ii)  the date of the commencement of, or first public announcement of the intent of any Person (other than the Corporation or any
                Subsidiary of the Corporation) to

                                      -13-

                commence, a Take-over Bid (other than a Permitted Bid or a
                Competing Permitted Bid); and

          (iii) the date upon which a Permitted Bid or Competing Permitted Bid ceases to be such; or such later date as may be determined by the Board of Directors acting in good faith, provided that if the foregoing results in a Separation Time being prior to the
                Record Time, the Separation Time shall be the Record Time, and provided further that if any Take-over Bid referred to in clause
                [1.1(ii)] of this definition expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such
                Take-over Bid shall be deemed, for the purposes of this
                definition, never to have been made;

     (rr) "STOCK ACQUISITION DATE" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to section 101 of the
          Securities Act (Ontario) or section 13(d) under the 1934 Exchange Act)
          by the Corporation or a Person of facts indicating that any Person has become an Acquiring Person;

     (ss) "SUBSEQUENT GRANDFATHERED PERSON" shall mean a Person who, after the
          Record Time, acquires all of the Voting Shares Beneficially Owned by a
          Grandfathered Person, provided that:

          (i)   such Person does not Beneficially Own any other Voting Shares at the time of such acquisition; and

          (ii)  such transaction is completed in compliance with applicable securities laws;

     (tt) "SUBSIDIARY": a body corporate is a Subsidiary of another body corporate if:

          (i)   it is controlled by (A) that other, or (B) that other and one or more bodies corporate, each of which is controlled by that other, or (C) two or more bodies corporate, each of which is controlled by that other, or

          (ii)  it is a Subsidiary of a body corporate that is that other's
                Subsidiary;

     (uu) "TAKE-OVER BID" shall mean an Offer to Acquire Voting Shares or
          Convertible Securities (or both) if, assuming that the Voting Shares or Convertible Securities that are the subject of the Offer to Acquire are acquired at the date of such Offer to Acquire by the Person making such Offer to Acquire, the Voting Shares Beneficially Owned by the
          Person making the Offer to Acquire would constitute, in the aggregate,
          20% or more of the outstanding Voting Shares;

     (vv) "TERMINATION TIME" shall mean the time at which the right to exercise
          Rights shall terminate pursuant to subsection 5.1(d), subsection
          3.2(b) or section 5.15 hereof;

     (ww) "TRADING DAY", when used with respect to any securities, shall mean a day on which the principal Canadian stock exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian stock exchange, a Business Day;

                                      -14-

     (xx) "U.S.-CANADIAN EXCHANGE RATE" shall mean, on any date:

          (i)   if, on such date, the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; or

          (ii)  in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars calculated in such manner as may be determined by the Board of Directors from time to time acting in good faith; and

     (yy) "VOTING SHARES" shall mean, collectively, the Common Shares of the
          Corporation and any other shares of capital stock or voting interests of the Corporation entitled to vote generally in the election of all directors.

1.2       CURRENCY

          All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3       HEADINGS

          The division of this Agreement into Articles, sections, subsections, clauses and subclauses and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4       NUMBER AND GENDER

          Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice-versa and words importing only one gender shall include all others.

1.5       CALCULATION OF NUMBER AND PERCENTAGE OF BENEFICIAL OWNERSHIP OF
          OUTSTANDING VOTING SHARES

          For purposes of this Agreement, the percentage of Voting Shares
Beneficially Owned by any Person shall be and be deemed to be the product determined by the formula:

          100 x A/B

          Where:

          A   =   the number of votes for the election of all directors
                  generally attaching to the Voting Shares Beneficially Owned by such Person; and

          B   =   the number of votes for the election of all directors
                  generally attaching to all outstanding Voting Shares.

          Where any Person is deemed to Beneficially Own unissued Voting Shares which may be acquired pursuant to Convertible Securities, such Voting Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person in both the numerator and the denominator above, but no other unissued Voting Shares which may be acquired pursuant to any other outstanding Convertible Securities shall, for the purposes of that calculation, be deemed to be outstanding.

                                      -15-

1.6       REFERENCES TO 1933 SECURITIES ACT AND 1934 EXCHANGE ACT

          For the purposes of this Agreement, the references herein to the 1933
Securities Act or the 1934 Exchange Act shall have no force and effect during such time as the Corporation is not subject to the provisions of such Acts.

1.7       ACTING JOINTLY OR IN CONCERT

          For purposes of this Agreement, it is a question of fact as to whether a Person is acting jointly or in concert with another Person and, without limiting the generality of the foregoing, the following shall be deemed to be acting jointly or in concert with a Person (the "First Person"):

     (a)  every Person who has any agreement, arrangement, commitment or understanding (whether formal or informal and whether or not in writing) with the First Person, any Associate or Affiliate of the
          First Person or any other Person acting jointly or in concert with the
          First Person, for the purpose of acquiring or Offering to Acquire any
          Voting Shares of the Corporation, including, without limitation, any one or more of, or any combination of, (i) a put, call, option, forward sale purchase or other right or obligation relating to the sale or disposition of any Voting Shares of the Corporation to the
          First Person, any Associate or Affiliate of the First Person or any
          other Person acting jointly or in concert with the First Person
          (whether settled by delivery of securities, cash or a combination thereof), (ii) any security the value of which varies with the value of Voting Shares of the Corporation, or (iii) any agreement, arrangement, commitment or understanding (whether formal or informal and whether or not in writing) pursuant to which all or substantially all of the economic or market risk underlying a Voting Share of the
          Corporation, directly or indirectly, is transferred to, or assumed by, the First Person, any Associate or Affiliate of the First Person or
          any other Person acting jointly or in concert with the First Person;

     (b)  every Person who has any agreement, arrangement, commitment or understanding (whether formal or informal and whether or not in writing) with the First Person, any Associate or Affiliate of the
          First Person or any other Person acting jointly or in concert with the
          First Person, for the purpose or with the intention of exercising jointly or in concert with the First Person, any Associate or
          Affiliate of the First Person or any other Person acting jointly or in concert with the First Person, any voting rights attaching to any securities of the Corporation; and

     (c)  every Person who has any agreement, arrangement, commitment or understanding (whether formal or informal and whether or not in writing) with the First Person, any Associate or Affiliate of the
          First Person or any other Person acting jointly or in concert with the
          First Person, for the purpose of selling, offering to sell, acquiring or offering to acquire any business, asset, subsidiary or investee company of the Corporation through any one transaction or series of transactions where the aggregate value of the business, asset, subsidiary or investee company to be acquired exceeds $1,000,000, such value to be determined in good faith by the Board of Directors, after consultation with a nationally or internationally recognized investment dealer or investment banker with respect to the value of such business, asset, subsidiary or investee company.

Notwithstanding the foregoing and for greater certainty, the phrase "acting jointly or in concert" shall not include conduct consisting solely of:

                                      -16-

     (1)  voting or directing the vote of securities of the Corporation pursuant to a revocable proxy given in response to a particular proxy solicitation (other than a proxy solicitation initiated by an Offeror or any Associate or Affiliate of an Offeror or any other Person acting jointly or in concert with an Offeror); or

     (2)  voting or directing the vote of securities of the Corporation in connection with or in order to participate in a particular proxy solicitation (other than a proxy solicitation initiated by an Offeror or any Associate or Affiliate of an Offeror or any other Person acting jointly or in concert with an Offeror).

1.8       STATUTORY REFERENCES

          Unless the context otherwise requires or except as expressly provided herein, any reference herein to a specific part, section, subsection, clause or rule of any Act or regulation shall refer to the same as it exists on the date hereof.

                                    ARTICLE 2
                                   THE RIGHTS

2.1       LEGEND ON COMMON SHARE CERTIFICATES

     (a)  Certificates issued for Common Shares, including without limitation
          Common Shares issued upon the conversion of Convertible Securities, after the date hereof but prior to the close of business on the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

               Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the
               Shareholder Rights Plan Agreement, dated as of the 25th day of
               June, 2007, as amended from time to time (the "Rights
               Agreement"), between Olympus Pacific Minerals Inc. (the
               "Corporation") and Computershare Investor Services Inc., as
               Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file and may be inspected during normal business hours at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended, redeemed, may expire, may become null and void (if, in certain cases, they are
               "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as is
               reasonably practicable after the receipt of a written request therefore.

          Certificates representing Common Shares that are issued and outstanding as at the date hereof shall evidence one Right for each
          Common Share evidenced thereby notwithstanding the absence of the foregoing legend until the earlier of the Separation Time and the
          Expiration Time.

     (b)  Registered holders of Common Shares who have not received a share certificate and are entitled to do so on the earlier of the Separation
          Time and the Expiration Time shall be

                                      -17-

          entitled to Rights as if such certificates had been issued and such
          Rights shall for all purposes hereof be evidenced by the corresponding entries on the Corporation's securities registers for the Common
          Shares.

2.2       INITIAL EXERCISE PRICE, EXERCISE OF RIGHTS AND DETACHMENT OF RIGHTS

     (a)  Subject to adjustment as provided herein, each Right will entitle the
          Holder thereof, after the Separation Time and prior to the Expiration
          Time, to purchase, for the Exercise Price as at the Business Day immediately preceding the date of exercise of the Right, one Common
          Share (which Exercise Price and number of Common Shares are subject to adjustment as set forth herein). Notwithstanding any other provision of this Agreement, any Rights Beneficially Owned by the Corporation or
          any of its Subsidiaries shall be void.

     (b)  Until the Separation Time, (i) the Rights shall not be exercisable and no Right may be exercised, and (ii) for administrative purposes, each
          Right will be evidenced by the certificates for the associated Common
          Share registered in the name of the holder thereof (which certificate shall also be deemed to be a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

     (c)  From and after the Separation Time and prior to the Expiration Time, the Rights shall be exercisable and the registration and transfer of the Rights shall be separate from and independent of the Common
          Shares. Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail to each holder of record of
          Common Shares as of the Separation Time and, in respect of each
          Convertible Security converted into or exchanged or exercised for
          Common Shares after the Separation Time and prior to the Expiration
          Time, promptly after such conversion, exchange or exercise to the holder so converting, exchanging or exercising (other than an
          Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring
          Person, the holder of record of such Rights (a "Nominee")), at such holder's address as shown on the records of the Corporation (the
          Corporation hereby agreeing to furnish copies of such records to the
          Rights Agent for this purpose),

          (i)   a certificate (a "Rights Certificate") in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such Holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the
                Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, regulation or judicial or
                administrative order or with any rule or regulation made
                pursuant thereto or with any rule or regulation of any
                self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or admitted to trading, or to conform to standard usage; and

          (ii)  a disclosure statement prepared by or on behalf of the
                Corporation describing the Rights; provided that a Nominee shall be sent the materials provided for in clauses (i) and (ii) in respect of all Common Shares held of record by it which are not
                Beneficially Owned by an Acquiring Person. In order for the
                Corporation to determine whether any Person is holding Common
                Shares which are Beneficially

                                      -18-

                Owned by another Person, the Corporation may require such first mentioned Person to furnish it with such information and
                documentation as the Corporation considers advisable.

     (d)  Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent, at its principal office in the city of Vancouver or any other office of the Rights Agent or Co-Rights Agent in the cities designated from time to time for that purpose by the Corporation with the approval of the Rights Agent:

          (i)   the Rights Certificate evidencing such Rights;

          (ii)  an election to exercise such Rights (an "ELECTION TO EXERCISE")
                substantially in the form attached to the Rights Certificate appropriately completed and duly executed by the Holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the
                Rights Agent; and

          (iii) payment by certified cheque, banker's draft or money order payable to or to the order of the Rights Agent, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the
                issuance or delivery of certificates for Common Shares in a name other than that of the Holder of the Rights being exercised.

     (e)  Upon receipt of a Rights Certificate, accompanied by an Election to
          Exercise appropriately completed and duly exercised that does not indicate that such Right is null and void as provided by subsection
          3.1(b) and by payment as set forth in subsection 2.2(d)(iii), the
          Rights Agent (unless otherwise instructed in writing by the
          Corporation in the event that the Corporation is of the opinion that the Rights cannot by exercised in accordance with this Agreement) will thereupon promptly:

          (i)   requisition from the transfer agent for the Common Shares, certificates representing the number of Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

          (ii)  after receipt of any certificates referred to in clause
                2.2(e)(i), deliver such certificates to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

          (iii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares;

          (iv)  when appropriate, after receipt, deliver such cash (less any amounts required to be withheld) to or to the order of the registered holder of the Rights Certificate; and

          (v)   tender to the Corporation all payments received on exercise of the Rights.

                                      -19-

     (f)  In case the Holder of any Rights shall exercise less than all the
          Rights evidenced by such Holder's Rights Certificate, a new Rights
          Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such Holder or to such Holder's duly authorized assigns.

     (g)  The Corporation covenants and agrees that it will:

          (i)   take all such action as may be necessary and within its power to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

          (ii)  take all such action as may be necessary and within its power to comply with any applicable requirements of the Business
                Corporations Act, the Securities Act (Ontario), the 1933
                Securities Act, the 1934 Exchange Act and the comparable
                securities legislation of each of the provinces and territories of Canada and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights
                Certificates and the issuance of any Common Shares upon exercise of Rights;

          (iii) on or before the issuance thereof, use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed or admitted to trading upon issuance on the principal exchange or exchanges on which the Common Shares are then listed or admitted to trading at that time;

          (iv)  cause to be reserved and kept available out of its authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights; and

          (v)   pay when due and payable any and all Canadian and United States federal, provincial and state transfer taxes (not including any tax in the nature of income or capital gains taxes of the Holder or exercising Holder or any liability of the Corporation to withhold tax) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Common Shares or registration of the Common
                Shares in the securities register of the Corporation, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares or registration of the Common
                Shares in the securities register of the Corporation in a name other than that of the Holder of the Rights being transferred or exercised.

2.3       ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS

     (a)  The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this section 2.3 and in subsection 3.1(a).

                                      -20-

     (b)  In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time:

          (i)   declare or pay a dividend on Common Shares payable in Common
                Shares or Convertible Securities other than pursuant to any regular dividend reinvestment plan of the Corporation providing for the acquisition of Common Shares;

          (ii)  subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

          (iii) consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or

          (iv)  issue any Common Shares, Convertible Securities or other capital stock of the Corporation in respect of, in lieu of or in
                exchange for existing Common Shares except as otherwise provided in this section 2.3;

          the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or other change, and the number of Common Shares or other securities, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right shall be entitled to receive, upon payment of the applicable Exercise Price then in effect, the aggregate number of Common Shares or other securities, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the share transfer books of the Corporation were open, such holder would have been entitled to receive as a result of such dividend, subdivision, combination or reclassification.

     (c)  In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares, shares having the same rights, privileges, restrictions and conditions as Common Shares
          ("equivalent common shares"), or securities convertible into or exchangeable for or carrying a right to purchase Common Shares or equivalent common shares at a price per Common Share or per equivalent common share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares or equivalent common shares, having a conversion, exchange or exercise price, including the price required to be paid to purchase such convertible or exchangeable security or right per share) less than 90%
          of the Market Price per Common Share on the second Trading Day immediately preceding such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the
          Exercise Price in effect immediately prior to such record date by a fraction:

          (i)  the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common
               Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights) would purchase at such Market Price per Common Share; and

                                      -21-

          (ii) the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional
               Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable).

          In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the
          Rights Agent and the Holders of Rights. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, or if issued, are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would have been in effect if such record date had not been fixed, or to the Exercise
          Price which would be in effect based upon the number of Common Shares, equivalent common shares or securities convertible into or exchangeable or exercisable for Common Shares actually issued upon the exercise of such rights, options or warrants, as the case may be.

          For the purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to a dividend reinvestment plan or any employee benefit, stock option or similar plans shall be deemed not to constitute an issue of rights, options or warrants by the Corporation; provided, however, that, in all such cases, the right to purchase Common Shares is at a price per share of not less than 90% of the current market price per share
          (determined as provided in such plans) of the Common Shares.

     (d)  In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a merger in which the Corporation is the continuing corporation or amalgamation) of evidences of indebtedness or assets, including cash (other than a regular periodic cash dividend or a dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares), subscription rights, options or warrants (excluding those referred to in subsection
          2.3(c)) hereof at a price per Common Share that is less than 90% of the Market Price per Common Share on the second Trading Day immediately preceding such record date, the Exercise Price in respect of the Rights to be in effect after such record date shall be determined by multiplying the Exercise Price in respect of the Rights in effect immediately prior to such record date by a fraction:

          (i)   the numerator of which shall be the Market Price per Common
                Share on such record date, less the fair market value (as
                determined in good faith by the Board of Directors, whose
                determination shall be described in a statement filed with the
                Rights Agent and shall be binding on the Rights Agent and the
                Holders of Rights), on a per share basis, of the portion of the evidences of indebtedness, cash, assets, subscription rights, options or warrants so to be distributed; and

          (ii)  the denominator of which shall be such Market Price per Common
                Share.

          Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Exercise Price shall be readjusted to

                                      -22-

          be the Exercise Price which would have been in effect if such record date had not been fixed.

     (e)  Notwithstanding anything herein to the contrary, no adjustment in the
          Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price;
          provided, however, that any adjustments which by reason of this subsection 2.3(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under section 2.3 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or Right. Notwithstanding the first sentence of this subsection 2.3(e), any adjustment required by this section 2.3 shall be made no later than the Expiration Time.

     (f)  In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time issue any shares of capital stock
          (other than Common Shares), or rights, options or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in clause 2.3(b)(i) or (iv), if the Board of
          Directors acting in good faith determines that the adjustments contemplated by subsection 2.3(b) in connection with such transaction will not appropriately protect the interests of the Holders of Rights, the Board of Directors acting in good faith may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding subsection 2.3, such adjustments, rather than the adjustments contemplated by subsection 2.3, shall be made. The
          Corporation and the Rights Agent shall have authority with the prior approval of the holders of the Common Shares or the Holders of Rights to amend this Agreement in accordance with section 5.4 hereof, as appropriate to provide for such adjustments.

     (g)  Unless the Corporation shall have exercised its election as provided in subsection 2.3(h), upon each adjustment of an Exercise Price as a result of the calculations made in subsections 2.3(c) and (f), each
          Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted
          Exercise Price, that number of Common Shares, as the case may be
          (calculated to the nearest one ten-thousandth), obtained by:

          (i)  multiplying:

               (A)  the number of such Common Shares which would have been issuable upon the exercise of a Right immediately prior to this adjustment; by

               (B)  the relevant Exercise Price in effect immediately prior to such adjustment of the relevant Exercise Price; and

          (ii) dividing the product so obtained by the relevant Exercise Price in effect immediately after such adjustment of the relevant
               Exercise Price.

     (h)  The Corporation may elect on or after the date of any adjustment of an
          Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which such a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become

                                      -23-

          that number of Rights (calculated to the nearest one ten-thousandth)
          obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant
          Exercise Price in effect immediately after adjustment of the relevant
          Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the
          Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this subsection 2.3(h), the Corporation shall, as promptly as is practicable, cause to be distributed to holders of record of Rights
          Certificates on such record date, Rights Certificates evidencing, subject to section 5.6, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights
          Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

     (i)  Each Right originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of
          Common Shares purchasable from time to time hereunder upon exercise of a Right immediately prior to such issue, all subject to further adjustment as provided herein.

     (j)  If as a result of an adjustment made pursuant to this section 2.3 or section 3.2, the holder of any Right thereafter exercised shall become entitled to receive any shares other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any
          Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as is practicable to the provisions with respect to the
          Common Shares contained in this section 2.3, and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other shares.

     (k)  Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the
          Rights Certificate theretofore and thereafter issued may continue to express the Exercise Price per Common Share and the number of Common
          Shares which were expressed in the initial Rights Certificates issued hereunder.

     (l)  In any case in which this section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the Holder of any Right exercised after such record date of the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment;
          provided, however, that the

                                      -24-

          Corporation shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Common Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

     (m)  Notwithstanding anything in this section 2.3 to the contrary, the
          Corporation shall be entitled to make such reductions in each Exercise
          Price, in addition to those adjustments expressly required by this section 2.3, as and to the extent that in its good faith judgment the
          Board of Directors shall determine to be advisable in order that any:
          (i) consolidation or subdivision of Common Shares; (ii) issuance wholly for cash of any Common Share or Convertible Securities; (iii)
          stock dividends; or (iv) issuance of rights, options or warrants referred to in this section 2.3, hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

     (n)  The Corporation covenants and agrees that, after the Separation Time, it will not, except as permitted by sections 5.1, 5.2 and 5.5, take
          (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     (o)  Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon exercise of the Rights is made at any time after the Separation Time pursuant to this section 2.3, the
          Corporation shall promptly:

          (i)  file with the Rights Agent and with the transfer agent for the
               Common Shares a certificate specifying the particulars of such adjustment or change; and

          (ii) give, or cause the Rights Agent to give, notice of the particulars of such adjustment or change to Holders of the Rights who request a copy;

          provided that failure to file such certificate or cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

2.4       DATE ON WHICH EXERCISE IS EFFECTIVE

          Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed
Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising Holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the
Corporation are open.

2.5       EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHT CERTIFICATES

     (a)  The Rights Certificates shall be executed on behalf of the Corporation by any two of its Chairman, its President, Chief Executive Officer, a
          Vice-President or any director, provided that at the time of such execution none of such officer or director, any Affiliate or Associate of such officer or director or any person with whom such officer or director

                                      -25-

          or any such Affiliate or Associate is acting jointly or in concert has commenced or publicly announced an intention to commence a Take-over
          Bid. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation,
          notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such
          Rights Certificates.

     (b)  Promptly after the Corporation learns of the Separation Time, the
          Corporation will notify the Rights Agent in writing of such Separation
          Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and send such Rights Certificates to the Holders of the Rights pursuant to subsection 2.2(d) hereof. No
          Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

     (c)  Each Rights Certificate shall be dated the date of countersignature thereof.

2.6       REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE

     (a)  After the Separation Time, the Corporation will cause to be kept a register (the "RIGHTS REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights
          Register for the Corporation and registering Rights and transfers of
          Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

          After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights
          Certificate, and subject to the provisions of subsection 2.6(c) and the other provisions of this Agreement, the Corporation will execute, and the Rights Agent will countersign and deliver, in the name of the
          Holder or the designated transferee or transferees as required pursuant to the Holder's instructions, one or more new Rights
          Certificates evidencing the same aggregate number of Rights as did the
          Rights Certificates so surrendered.

     (b)  All Rights issued upon any registration of transfer or exchange of
          Rights Certificates shall be valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this
          Agreement as the Rights surrendered upon such registration of transfer or exchange.

     (c)  Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the
          Rights Agent, as the case may be, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the
          Rights Agent) connected therewith.

                                      -26-

     (d)  The Corporation shall not be required to register the transfer or exchange of any Rights after the Rights have been terminated pursuant to the provisions of this Agreement.

2.7       MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES

     (a)  If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the
          Rights Agent shall countersign and deliver in exchange therefore a new
          Rights Certificate evidencing the same number of Rights as did the
          Rights Certificate so surrendered.

     (b)  If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights
          Certificate and (ii) such security or indemnity as may be required by each of them in their sole discretion to save each of them and any of their agents harmless, then, in the absence of notice to the
          Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new
          Rights Certificate evidencing the same number of Rights as did the
          Rights Certificate so destroyed, lost or stolen.

     (c)  As a condition to the issuance of any new Rights Certificate under this section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

     (d)  Every new Rights Certificate issued pursuant to this section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence a contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall entitle the Holder of the Rights to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued by the Corporation hereunder.

2.8       PERSONS DEEMED OWNERS

          Prior to due presentment of a Rights Certificate (or, prior to the
Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name a Rights
Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever.

2.9       DELIVERY AND CANCELLATION OF CERTIFICATES

          All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this section 2.9, except as expressly permitted by this Agreement.
The Rights Agent shall destroy all

                                      -27-

cancelled Rights Certificates and deliver a certificate of destruction to the
Corporation on request by the Corporation.

2.10      AGREEMENT OF RIGHTS HOLDERS

          Every Holder of Rights, by accepting such Rights, becomes a party to this Agreement and for greater certainty is bound by the provisions herein and consents and agrees with the Corporation and the Rights Agent and with every other Holder of Rights that:

     (a)  such holder shall be bound by and subject to the provisions of this
          Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

     (b)  prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share certificate representing such Right;

     (c)  after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

     (d)  prior to due presentment of a Rights Certificate (or, prior to the
          Separation Time, the associated Common Share certificate) for registration of transfer or exchange, the Corporation, the Rights
          Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such
          Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

     (e)  such holder is not entitled and has waived his right to receive any fractional Rights or any fractional Common Shares upon exercise of a
          Right (except as provided herein);

     (f)  subject to the provisions of section 5.5, without the approval of any
          Holder of Rights and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time pursuant to and as provided herein; and

     (g)  notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any
          Holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of a preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

                                      -28-

2.11      RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER

          No Holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever to be the holder of any Common Share or any other share or security of the
Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights
Certificate be construed or deemed to confer upon the Holder of any Right or
Rights Certificate, as such, any of the rights, title, benefits or privileges of a holder of Common Shares or any other shares or securities of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of shares of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any holder of Common Shares or any other shares or securities of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until such Rights shall have been duly exercised in accordance with the terms and provisions hereof.

                                    ARTICLE 3
                   ADJUSTMENTS TO THE RIGHTS ON FLIP-IN EVENT

3.1       FLIP-IN EVENT

     (a)  Subject to subsection 3.1(b) and section 5.2, in the event that prior to the Expiration Time a Flip-in Event shall occur, each Right shall constitute, effective from and after the later of its date of issue and at the close of business on the tenth Trading Day after the Stock
          Acquisition Date, the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of
          Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the
          Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 2.3, without duplication, in the event that after such date of consummation or occurrence, an event of a type analogous to any of the events described in section 2.3 shall have occurred with respect to such
          Common Shares).

     (b)  Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Flip-in Event, any Rights that are or were
          Beneficially Owned on or after the earlier of the Separation Time or the Stock Acquisition Date by:

          (i)  an Acquiring Person, (or any Affiliate or Associate of an
               Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring
               Person); or

          (ii) a transferee or other successor in title, direct or indirect, of
               Rights held by an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an
               Acquiring Person), whether or not for consideration, in a
               transfer that the Board of Directors acting in good faith has determined is part of a plan, arrangement, understanding or scheme of an Acquiring Person (or any Affiliate or Associate of
               an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an
               Acquiring Person), that has the purpose or effect of avoiding clause 3.1(b)(i);

                                      -29-

          shall become null and void without any further action, and any Holder of such Rights (including transferees or other successor in title)
          shall thereafter have no right to exercise such Rights under any provision of this Agreement and further shall thereafter not have any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Holder of any Rights represented by a Rights Certificate which is submitted to the Rights
          Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights
          Certificate establishing that such Rights are not void under this subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this subsection 3.1(b) and such rights shall be null and void.

     (c)  From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this section 3.1, including without limitation, all such acts and things as may be required to satisfy the requirements of the Business Corporations Act, the Securities Act
          (Ontario) and the securities laws or comparable legislation of each of the provinces of Canada and of the United States and each of the states thereof in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

     (d)  Any Rights Certificate that represents Rights Beneficially Owned by a
          Person described in either clause 3.1(b)(i) or (ii) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights
          Certificate referred to in this sentence, shall contain the following legend:

               The Rights represented by this Rights Certificate were
               Beneficially Owned by a Person who was an Acquiring Person or who
               was an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or was acting jointly or in concert with any of them. This Rights Certificate and the
               Rights represented hereby are void or shall become void in the circumstances specified in subsection 3.1(b) of the Rights
               Agreement.

          provided, however, that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall impose such legend only if instructed to do so by the Corporation in writing or if a Holder fails to certify upon transfer or exchange in the space provided on the
          Rights Certificate that such Holder is not a Person described in such legend. The issuance of a Rights Certificate without the legend referred to in this subsection 3.1(d) shall be of no effect on the provisions of subsection 3.1(b).

3.2       EXCHANGE OPTION

     (a)  The Board of Directors may, at its sole option and without seeking the approval of holders of Voting Shares or Rights but with the prior written consent of The Toronto Stock Exchange if the Common Shares are
          then listed on such exchange, at any time after a Flip-in Event has occurred, authorize the Company to issue or deliver in respect of each
          Right which is not void pursuant to subsection 3.1(b), either: (i) in return for the applicable Exercise Price and the Right, debt, equity or other securities or assets (or a combination thereof) having a value equal to twice the applicable Exercise Price; or (ii) in return for the Right, subject to any amounts that may be required to be paid under applicable law, debt, equity or other securities or assets (or a combination thereof) having a value equal to the value of the Right, in full and final settlement of all rights attaching to the Rights, where in either case the value of such debt, equity or other securities or

                                      -30-

          other assets (or a combination thereof) and, in the case of clause
          (a), the value of the Right, shall be determined by the Board of
          Directors which may rely upon the advice of a nationally or internationally recognized firm of investment dealers or investment bankers selected by the Board of Directors.

     (b)  If the Board of Directors authorizes the exchange of debt or equity securities or assets (or a combination thereof) for Rights pursuant to subsection 3.2(a), without any further action or notice, the right to exercise the Rights will terminate and the only right thereafter of a holder of Rights shall be to receive the debt or equity securities or assets (or a combination thereof) in accordance with the exchange formula authorized by the Board of Directors. Within 10 Business Days
          after the Board of Directors has authorized the exchange of debt or equity securities or assets (or a combination thereof) for Rights pursuant to subsection 3.2(a), the Company shall give notice of exchange to the holders of such Rights by mailing such notice to all such holders at their last addresses as they appear upon the register of Rights holders maintained by the Rights Agent. Each such notice of exchange will state the method by which the exchange of debt or equity securities or assets (or a combination thereof) for Rights will be effected.

                                    ARTICLE 4
                                THE RIGHTS AGENT

4.1       GENERAL

     (a)  The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the Holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint one or more co-rights agents ("Co-Rights Agents") as it may deem necessary or desirable, subject to the prior written approval of the Rights Agent.
          In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine with the written approval the
          Rights Agent and the Co-Rights Agents. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder (including the reasonable fees and disbursements of any expert or advisor retained by the Rights Agent with the prior approval of the Corporation where such approval may reasonably be obtained and such approval not be unreasonably withheld). The Corporation also agrees to indemnify the
          Rights Agent and its directors, officers, employees and agents for, and to hold them harmless against, any loss, liability, cost, claim, action, damage, suit or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done, suffered or omitted by the Rights Agent in connection with the acceptance, execution and administration of this Agreement and the exercise and performance of its duties hereunder, including the legal costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement on the resignation or removal of the Rights Agent.

     (b)  The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares or any Rights Certificate or certificate for other securities of the Corporation, instrument of assignment or transfer,

                                      -31-

          power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons.

     (c)  The Corporation will inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent, and at any time, upon request, shall provide to the Rights Agent an incumbency certificate with respect to the then current directors and officers of the Corporation.

4.2       MERGER OR AMALGAMATION OR CHANGE OF NAME OF RIGHTS AGENT

     (a)  Any corporation into which the Rights Agent or any successor Rights
          Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, statutory arrangement or consolidation to which the
          Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of section 4.4 hereof. In case at the time such successor
          Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent;
          and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

     (b)  In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned;
          and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights
          Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3       DUTIES OF RIGHTS AGENT

          The Rights Agent undertakes the duties and obligations imposed by this
Agreement upon the following terms and conditions, by all of which the
Corporation and the Holders of Rights Certificates, by their acceptance thereof, shall be bound.

     (a)  The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation) or such other expert that the
          Rights Agent considers necessary to carry out its duties under this
          Agreement, and the opinion of such counsel or other expert will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion; the Rights Agent may also, with the approval of the
          Corporation (where such approval may reasonably be obtained and such approval not be unreasonably withheld), retain and

                                      -32-

          consult with such other experts or advisors as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement (at the Corporation's expense) and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert or advisor.

     (b)  Whenever in the performance of its duties under this Agreement the
          Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman, the President, Chief Executive Officer, a Vice-President or a director of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c)  The Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct.

     (d)  The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only.

     (e)  The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof
          (except the due authorization, execution and delivery hereof by the
          Rights Agent) or in respect of the validity or execution of any Common
          Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any
          Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to subsection 3.1(b) hereof) or any adjustment required under the provisions of section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by section 2.3 hereof describing any such adjustment or any written notice from the Corporation or any holder that a person has become an Acquiring Person); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any
          Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable.

     (f)  The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g)  The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman, the
          President, Chief Executive Officer, a Vice-President or a director of

                                      -33-

          the Corporation, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person. All such instruction shall, except where circumstances make it impracticable or the Rights Agent otherwise agrees, be given in writing and, where not in writing, such instructions will be confirmed in writing as soon as is reasonably practicable after the giving of such instructions.

     (h)  The Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common
          Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights
          Agent under this Agreement. Nothing herein shall preclude the Rights
          Agent from acting in any other capacity for the Corporation or for any other legal entity.

     (i)  The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in good faith in the selection and continued employment thereof.

4.4       CHANGE OF RIGHTS AGENT

          The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to the transfer agent of Common Shares by registered or certified mail, and to the Holders of the
Rights in accordance with section 5.9 at the Corporation's expense. The
Corporation may remove the Rights Agent upon 60 days' notice in writing, mailed to the Rights Agent and to the transfer agent of the Common Shares by registered or certified mail, and to the Holders of the Rights in accordance with section
5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights
Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the Holder of any Rights (which Holder shall, with such notice, submit such
Holder's Rights Certificate for inspection by the Corporation), then the outgoing Rights Agent or Holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent at the
Corporation's expense. Any successor Rights Agent, whether appointed by the
Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Provinces of British Columbia and Ontario. After
appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights
Agent without further act or deed; but the predecessor Rights Agent, upon payment by the Corporation to the predecessor Rights Agent of all outstanding fees and expenses, owed by the Corporation to the predecessor Rights Agent pursuant to this Agreement, shall deliver and transfer to the successor Rights
Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Common Shares, and mail or cause to be mailed a notice thereof in writing to the Holders of the Rights. Failure to give any notice provided for in this section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                                      -34-

                                    ARTICLE 5
                                  MISCELLANEOUS

5.1       REDEMPTION OF RIGHTS

     (a)  Redemption of Holders of Voting Shares

          Until the occurrence of a Flip-in Event as to which the application of section 3.1 has not been waived pursuant to section 5.2 and provided that the provisions of subsection 5.2(c) are not applicable to such
          Flip-in Event, the Board of Directors may elect to redeem all but not less than all of the then outstanding Rights at a redemption price of
          $0.00001 per Right, appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 2.3 if an event of a type analogous to any of the events described in section 2.3 shall have occurred (such redemption price being herein referred to as the
          "Redemption Price").

     (b)  Deemed Redemption

          The Board of Directors shall, without further formality, be deemed to have elected to redeem the Rights at the Redemption Price on the date that a Person who has made a Permitted Bid, a Competing Permitted Bid or a Take-over Bid in respect of which the Board of Directors has waived the application of section 3.1 takes up and pays for Voting
          Shares pursuant to the terms and conditions of such Permitted Bid,
          Competing Permitted Bid or Take-over Bid, as the case may be.

     (c)  Redemption on Withdrawal or Termination of Bid

          Where a Take-over Bid that is not a Permitted Bid or Competing
          Permitted Bid expires, is withdrawn or otherwise terminated after the
          Separation Time has occurred and prior to the occurrence of a Flip-in
          Event, the Board of Directors may elect to redeem all the outstanding
          Rights at the Redemption Price.

     (d)  Effect of Redemption

          If the Board of Directors elects or is deemed to have elected to redeem the Rights, (i) the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, and (ii) subject to subsection 5.1(f) no further
          Rights shall be issued.

     (e)  Notice of Redemption

          Within ten Business Days after the Board of Directors electing or having been deemed to have elected to redeem the Rights, the
          Corporation shall give notice of redemption to the Holders of the then outstanding Rights by mailing such notice to all such Holders at their last address as they appear upon the Rights Register or, prior to the
          Separation Time, on the share register maintained by the Corporation's transfer agent or transfer agents for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the Holder receives the notice. Each such notice of redemption will state the method by which the payment of the
          Redemption Price will be made. The Corporation may not redeem, acquire or purchase for value any Rights at any

                                      -35-

          time in any manner other than that specifically set forth in this section 5.1, except in connection with the purchase of Common Shares prior to the Separation Time.

     (f)  Reissuance of Rights

          Upon the Rights being redeemed pursuant to this section 5.1, Rights may be reissued under this Agreement to holders of record of Common
          Shares immediately following such redemption, and thereafter, all the provisions of this Agreement shall continue to apply as if the
          Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement, the Separation Time shall be deemed not to have occurred and such reissued Rights shall, without any further formality, be attached to the outstanding Common Shares in the same manner as prior to the occurrence of such Separation Time.

5.2       WAIVER OF FLIP-IN EVENT

     (a)  Subject to sections 5.2(c) and (d), the Board of Directors may, at any time prior to the occurrence of a Flip-in Event as to which the application of section 3.1 has not been waived pursuant to this section 5.2, waive the application of section 3.1 to such Flip-in
          Event by written notice delivered to the Rights Agent.

     (b)  Notwithstanding and without limiting the generality of subsection
          5.2(a), the Board of Directors may waive the application of section
          3.1 to a Flip-in Event provided that the following conditions are satisfied:

          (i)  the Board of Directors has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an
               Acquiring Person; and

          (ii) such Acquiring Person has reduced its Beneficial Ownership of
               Voting Shares such that at the time of the granting of the waiver pursuant to this subsection 5.2(b), it is no longer an Acquiring
               Person;

          and, in the event of any such waiver, for the purposes of this
          Agreement, such Flip-in Event shall be deemed not to have occurred and the Separation Time shall be deemed not to have occurred as a result of such Person having inadvertently become an Acquiring Person.
          Written notice of any such waiver shall be given to the Rights Agent as soon as is reasonably practicable.

     (c)  Until the occurrence of a Flip-in Event as to which the application of section 3.1 has not been waived pursuant to this section 5.2, upon written notice to the Rights Agent, the Board of Directors may, with the prior consent of the holders of Voting Shares given in accordance with subsection 5.2(e), determine, if such Flip-in Event would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a Take-over Bid made by means of a take-over bid circular to all holders of record of Voting Shares and otherwise than in the circumstances set forth in subsection 5.2(b), to waive the application of section 3.1, to such Flip-in Event. In the event that the Board of
          Directors proposes such a waiver, the Board of Directors shall extend the Separation Time to a date subsequent to and not more than ten
          Business Days following the meeting of shareholders called to approve such waiver.

                                      -36-

     (d)  Until the occurrence of a Flip-in Event as to which the application of section 3.1 has not been waived pursuant to this section 5.2, upon written notice delivered to the Rights Agent, the Board of Directors may determine to waive the application of section 3.1 to any Flip-in
          Event provided that the Flip-in Event would occur by reason of a
          Take-over Bid made by take-over bid circular sent to all holders of
          Voting Shares and provided further that if the Board of Directors waives the application of section 3.1 to such Flip-in Event, the Board of Directors shall be deemed to have waived the application of section
          3.1 to any other Flip-in Event occurring by reason of any Take-over
          Bid made by take-over bid circular to all holders of Voting Shares which is made prior to the expiry of any Take-over Bid (as the same may be extended from time to time) made by take-over bid circular in respect of which a waiver is, or is deemed to have been, granted under this subsection 5.2(d).

     (e)  If a waiver of a Flip-in Event pursuant to subsection 5.2(c) is proposed at any time prior to the Separation Time, such redemption or waiver shall be submitted for approval to the holders of Voting
          Shares. Such approval shall be deemed to have been given if the redemption or waiver is approved by the affirmative vote of a majority of the votes cast by Independent Shareholders represented in person or by proxy at a meeting of such holders duly held in accordance with applicable laws and the Corporation's by-laws.

5.3       EXPIRATION

          No Person shall have any rights whatsoever pursuant to or arising out of this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in subsection 4.1(a) hereof.

5.4       ISSUANCE OF NEW RIGHTS CERTIFICATES

          Notwithstanding any of the provisions of this Agreement or of the
Rights to the contrary, the Corporation may, at its option, issue new Rights
Certificates evidencing Rights in such form as may be approved by the Board of
Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.5       SUPPLEMENTS AND AMENDMENTS

     (a)  The Corporation may from time to time supplement or amend this
          Agreement without the approval of any Holders of Rights or Voting
          Shares in order to correct any clerical or typographical error or which are required to maintain the validity or effectiveness of this
          Agreement as a result of any change in any applicable legislation, rules or regulations thereunder. The Board of Directors acting in good faith may by resolution, at or prior to the shareholders' meeting referred to in section 5.15, or any adjournment or postponement thereof, supplement or amend this Agreement without the approval of any Holders of Rights or Voting Shares in order to make any changes which the Board of Directors may deem necessary or desirable (whether or not such action would materially adversely affect the interest of the holders of Rights generally). Notwithstanding anything in this section 5.5 to the contrary, no such supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment.

     (b)  Without limiting the generality of section 5.5(a), the Corporation may, with the prior consent of the holders of Common Shares obtained as set forth below, at any time prior

                                      -37-

          to the Separation Time, amend, vary or delete any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the Holders of Rights generally), provided that no such amendment, variation or deletion shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such amendment, variation or deletion. Such consent shall be deemed to have been given if such amendment, variation or deletion is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to be voted at a meeting of the holders of
          Common Shares duly called and held in compliance with applicable laws and the memorandum and articles of the Corporation.

     (c)  Without limiting the generality of section 5.5(a), the Corporation may, with the prior consent of the Holders of Rights, at any time on or after the Separation Time, amend, vary or delete any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the Holders of Rights generally), provided that no such amendment, variation or deletion shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent thereto. Such consent shall be deemed to have been given if such amendment, variation or deletion is authorized by the affirmative vote of a majority of the votes cast by the Holders of Rights (other than Rights which are void pursuant to the provisions hereof) present or represented at and entitled to vote at a meeting of the Holder of Rights. For the purposes, hereof, the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's memorandum and articles and the Business Corporations Act with respect to meetings of shareholders of the Corporation and each Right shall be entitled to one vote at any such meeting.

     (d)  Any amendments made by the Corporation to this Agreement pursuant to subsection 5.5(a) which are required to maintain the validity of this
          Agreement as a result of any change in any applicable legislation or regulation thereunder shall:

          (i)  if made before the Separation Time, be submitted to the holders of the Common Shares at the next meeting of such holders and the holders of the Common Shares may, by the majority referred to in subsection 5.5(b), confirm or reject such amendment;

          (ii) if made after the Separation Time, be submitted to the Holders of
               Rights at a meeting to be called for a date not later than immediately following the next meeting of shareholders and the
               Holders of Rights may, by resolution passed by the majority referred to in subsection 5.5(c), confirm or reject such
               amendment.

          Any such amendment shall, unless the Board of Directors otherwise stipulates, be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the holders of the Common Shares or the Holders of Rights or is not
          submitted to the holders of the Common Shares or the Holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of Holders of Rights that should have been but was not held, and no subsequent resolution

                                      -38-

          of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the holders of the
          Common Shares or the Holders of Rights, as the case may be.

     (e)  The Corporation shall give notice in writing to the Rights Agent of any supplement, amendment, deletion, variation or rescission to this
          Agreement pursuant to this section 5.5 within five Business Days of the date of any such supplement, amendment, deletion, variation or rescission, provided that failure to give such notice, or any defect therein, shall not affect the validity of any such supplement, amendment, deletion, variation or rescission.

     (f)  Any amendment to this Agreement shall be subject to the receipt of any requisite approvals or consent from any applicable regulatory authority including, without limitation, any necessary approvals of
          The Toronto Stock Exchange.

5.6       FRACTIONAL RIGHTS AND FRACTIONAL SHARES

     (a)  The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights.
          After the Separation Time, in lieu of issuing fractional Rights, the
          Corporation shall pay to the Holders of record of the Rights
          Certificates (provided the Rights represented by such Rights
          Certificates are not void pursuant to the provisions of subsection
          3.1(b) at the time such fractional Rights would otherwise be issuable), an amount in cash equal to the same fraction of the Market
          Price of one whole Right in lieu of such fractional Rights.

     (b)  Share Certificates for Common Shares shall only be issued upon written request to the Corporation and the Corporation shall not be required in any circumstances to issue fractional Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional
          Common Shares. In lieu of issuing fractional Common Shares, the
          Corporation shall pay to the registered Holders of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Common
          Share.

     (c)  The Rights Agent shall have no obligation to make any payments in lieu of issuing fractions of Rights or Common Shares pursuant to subsections 5.6(a) or (b), respectively, unless and until the
          Corporation shall have provided to the Rights Agent the amount of cash to be paid in lieu of issuing such fractional Rights or Common Shares, as the case may be.

5.7       RIGHTS OF ACTION

          Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the
Rights Agent, are vested in the respective registered Holders of the Rights; and
any registered Holder of any Rights, without the consent of the Rights Agent or of the registered Holder of any other Rights, may, on such Holder's own behalf and for such Holder's own benefit and the benefit of other Holders of Rights enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such Holder's right to exercise such Holder's Rights in the manner provided in such Holder's Rights
Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the Holders of Rights, it is specifically acknowledged that the Holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and

                                      -39-

injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

5.8       NOTICE OF PROPOSED ACTIONS

          If after the Separation Time and prior to the Expiration Time:

     (a)  the Corporation shall propose to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation's assets;

     (b)  there shall occur an adjustment in the rights attaching to the Rights pursuant to section 3.1 as a result of the occurrence of a Flip-in
          Event,

     (c)  the Corporation shall propose to effect or permit (in cases where the
          Corporation's permission is required) any Flip-in Event,

then, in each such case, the Corporation shall give to each Holder of a Right, in accordance with section 5.9 hereof, a notice of such proposed action or event, which shall specify the date on which such change to the Rights, Flip-in
Event, liquidation, dissolution, winding up or sale is to take place, and such notice shall be so given at least 20 Business Days prior to the date of taking of such proposed action.

5.9       NOTICES

          Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the Holder of any Rights to or on the
Corporation shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent), or sent by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

          Olympus Pacific Minerals Inc.
          Suite 500 - 10 King Street East
          Toronto, Ontario M5C 1C3

          Attention: President
          Facsimile: (416) 572-4202

Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by a Holder of Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the
Corporation), or sent by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

          Computershare Investor Services Inc.
          100 University Avenue, 9th Floor
          Toronto, Ontario M5J 2Y1

          Attention: Manager Client Services, Stock Transfer
          Facsimile: (416) 981-9800

Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on any Holder of Rights shall be sufficiently given or made if delivered or sent by

                                      -40-

first-class mail, postage prepaid, addressed to such Holder at the address of such Holder as it appears upon the Rights Register or, prior to the Separation
Time, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the Holder receives the notice.

Any notice given or made in accordance with this section 5.9 shall be deemed to have been given and to have been received on the day of delivery, if so delivered; on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout or other cause) following the mailing thereof, if so mailed; and on the day of telegraphing, telecopying or sending of the same by other means of recorded electronic communication (provided such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter). Each of the Corporation and the Rights Agent may from time to time change its address for notice by notice to the other given in the manner aforesaid.

5.10      COSTS OF ENFORCEMENT

          The Corporation agrees that if the Corporation or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation or such
Person will reimburse the Holder of any Rights for the costs and expenses
(including reasonable legal fees) incurred by such Holder in actions to enforce his rights pursuant to any Rights or this Agreement.

5.11      BENEFITS OF THIS AGREEMENT

          Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the Holders of the Rights any
legal or equitable right, remedy or claim under this Agreement; and this
Agreement shall be for the sole and exclusive benefit of the Corporation, the
Rights Agent and the Holders of the Rights.

5.12      GOVERNING LAW

          This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

5.13      LANGUAGE

          Les parties aux presentes ont exigees que la presente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en decouleront soient rediges en langue anglaise. The parties hereto have required that this
Agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in the English language.

5.14      SEVERABILITY

          If any section, subsection, clause, subclause, term or provision hereof or the application thereof to any circumstance or any right hereunder shall, in any jurisdiction and to any extent, be invalid or unenforceable, such section, subsection, clause, subclause, term or provision or such right shall be ineffective only as to such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining sections, subsections, clauses, subclauses, terms and provisions hereof or rights hereunder in such jurisdiction
or

                                      -41-

the application of such section, subsection, clause, subclause, term or provision or rights hereunder in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.

5.15      EFFECTIVE DATE

          This Agreement is in full force and effect in accordance with its terms from and after the Record Time; provided, however, that if this Agreement is not ratified by a resolution passed by a majority of the votes cast by the
Independent Shareholders present or represented by proxy at a meeting of shareholders to be held not later than December 25, 2007, then this Agreement and all outstanding Rights shall, without further formality, terminate and be void and of no further force and effect on and from that date which is the earlier of (i) the date of termination of the meeting called to consider the confirmation of this Agreement, and (ii) December 25, 2007.

5.16      DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS

          All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, for the purposes of this Agreement shall not subject the Board of
Directors or any director of the Corporation to any liability to the Holders of the Rights.

5.17      RIGHTS OF BOARD OF DIRECTORS AND THE CORPORATION

          Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of Voting Shares reject or accept any
Take-over Bid or take any other action (including, without limitation, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Take-over Bids or other proposals to the holders of the Voting Shares with respect to any Take-over Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

5.18      REGULATORY APPROVALS

          Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority, including any necessary approvals of any stock exchange. Any amendment or supplement to this Agreement is subject to the approval of any stock exchange on which the Common Shares are listed.

5.19      DECLARATION AS TO NON-CANADIAN HOLDERS

          If, in the opinion of the Board of Directors (who may rely upon the advice of counsel), any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside Canada, the Board of Directors acting in good faith shall take such actions as it may deem appropriate to ensure compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States, in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

                                      -42-

5.20      TIME OF THE ESSENCE

          Time shall be of the essence in this Agreement.

5.21      SUCCESSORS

          All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

5.22      EXECUTION IN COUNTERPARTS

          This Agreement may be executed in any number of counterparts; each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        OLYMPUS PACIFIC MINERALS INC.

                                        By:
                                            ------------------------------------

                                        By:
                                            ------------------------------------

                                        COMPUTERSHARE INVESTOR SERVICES INC.

                                        By:
                                            ------------------------------------

                                        By:
                                            ------------------------------------

                                    EXHIBIT A

                          [FORM OF RIGHTS CERTIFICATE]

                               RIGHTS CERTIFICATE

Certificate No. __________                                      _________ Rights

     THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON
     THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES
     (SPECIFIED IN SUBSECTION 3.1(b) OF THE RIGHTS AGREEMENT), RIGHTS
     BENEFICIALLY OWNED BY AN ACQUIRING PERSON, OR TRANSFEREES OF AN ACQUIRING
     PERSON OR ITS ASSOCIATES OR AFFILIATES (AS SUCH TERMS ARE DEFINED IN THE
     RIGHTS AGREEMENT) OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF
     THEM, MAY BECOME VOID WITHOUT ANY FURTHER ACTION.

          This certifies that ____________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement dated as of the 25th day of June, 2007, (the "Rights Agreement") between Olympus Pacific Minerals Inc., a corporation subsisting under the Business Corporations Act (British Columbia)
(the "Corporation") and Computershare Investor Services Inc., a company incorporated under the laws of Canada, as rights agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement)
to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the Expiration Time (as such term is defined in the Rights Agreement), one fully paid and non-assessable
Common Share of the Corporation (a "Common Share") at the Exercise Price
referred to below, upon presentation and surrender of this Rights Certificate together with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office in the city of Vancouver. The Exercise
Price shall initially be $10.00 (Canadian) per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

          In certain circumstances described in the Rights Agreement, the number of Common Shares which each Right entitles the registered holder thereof to purchase shall be adjusted as provided in the Rights Agreement.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which
Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the
Rights Agent, the Corporation and the holders of the Rights. Copies of the
Rights Agreement are on file at the registered office of the Corporation and are available upon written request.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this
Rights Certificate shall be exercised in

                                       -2-

part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of $0.00001 per Right.

          No fractional Common Shares will be issued upon the exercise of any
Right or Rights evidenced hereby, but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Rights Certificate, as such, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities of the Corporation which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders of the Corporation at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders of the
Corporation (except as provided in the Rights Agreement), or to receive dividends, distributions or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the
Corporation.

Date: ____________________

OLYMPUS PACIFIC MINERALS INC.

By:                                     By:
    ---------------------------------       ------------------------------------

Countersigned:

COMPUTERSHARE INVESTOR SERVICES INC.

By:
    ---------------------------------

                   (To be attached to each Rights Certificate)

                          FORM OF ELECTION TO EXERCISE

TO: OLYMPUS PACIFIC MINERALS INC.

AND TO: COMPUTERSHARE INVESTOR SERVICES INC.

          The undersigned hereby irrevocably elects to exercise _______________
whole Rights represented by the attached Rights Certificate to purchase the
Common Shares issuable upon the exercise of such Rights and requests that certificates for such Shares be issued to:

_________________________________________________________________
(Name)

_________________________________________________________________
(Address)

_________________________________________________________________
(City and Province or State)

_________________________________________________________________
(Social Insurance Number or other taxpayer identification number)

          If such number of Rights are not all the Rights evidenced by this
Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

_________________________________________________________________
(Name)

_________________________________________________________________
(Address)

_________________________________________________________________
(City and Province or State)

_________________________________________________________________
(Social Insurance Number or other taxpayer identification number)

Dated:                                  Signature:
       ------------------------------              -----------------------------

Signature Guaranteed:                   (Signature must correspond to name as
                                        written upon the face of this Rights
                                        Certificate in every particular, without
                                        alteration or enlargement or any change
                                        whatsoever)

          Signature must be guaranteed by a Canadian chartered bank, a major
Canadian trust company, a member firm of a recognized stock exchange in Canada, a member of a registered national securities exchange in the United States, or a member of the Securities Transfer Association Medallion (STAMP) Program.

                                   CERTIFICATE

                            (To be completed if true)

          The undersigned hereby represents, for the benefit of all holders of
Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially
Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in concert with any of the foregoing (all capitalized terms are used as defined in the Rights Agreement).

                                        Signature:
                                                   -----------------------------

                                        NOTICE

          In the event the certification set forth in the Form of Election to
Exercise is not completed, the Corporation will deem the Beneficial Owner of the
Rights evidenced by this Rights Certificate to be an Acquiring Person or an
Affiliate or Associate thereof (all capitalized terms are used as defined in the
Rights Agreement) and accordingly such Rights shall be null and void.

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED _____________________________________________________________

hereby sells, assigns and transfers unto _______________________________________
                                   (Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitutes and appoints
, as attorney, to transfer the within Rights on the books of the Corporation, with full power of substitution.

Dated:                                  Signature:
       ------------------------------              -----------------------------
Signature Guaranteed:                   (Signature must correspond to name as
                                        written upon the face of this Rights
                                        Certificate in every particular, without
                                        alteration or enlargement or any change
                                        whatsoever)

          Signature must be guaranteed by a Canadian chartered bank, a major
Canadian trust company, a member firm of a recognized stock exchange in Canada, a member of a registered national securities exchange in the United States, or a member of the Securities Transfer Association Medallion (STAMP) Program.

                                   CERTIFICATE

                            (To be completed if true)

          The undersigned hereby represents, for the benefit of all holders of
Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially
Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in concert with any of the foregoing (all capitalized terms are used as defined in the Rights Agreement).

                                        Signature:
                                                   -----------------------------

                                     NOTICE

          In the event the certification set forth in the Form of Assignment is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate
or Associate thereof (all capitalized terms are used as defined in the Rights
Agreement) and accordingly such Rights shall be null and void.